UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _____)

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Republic Bancorp Inc.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2005

NOTICE IS HEREBY GIVEN that Republic Bancorp Inc.’s 2005 annual meeting of stockholders will be held at The Henry Center, 3535 Forest Road, Lansing, Michigan, at 9:00 a.m., local time, on Wednesday, April 27, 2005, for the following purposes:

  To elect 15 directors of Republic for one-year terms expiring at the next annual meeting of stockholders and upon the election and qualification of their successors or upon their earlier resignation or removal.

  To consider and vote upon a proposed amendment to Article III of the articles of incorporation of Republic to increase the total authorized common stock of Republic from 75,000,000 shares to 100,000,000 shares.

To conduct such other business as may properly come before this meeting or any adjournments or postponements of the meeting.

Your Board of Directors is not aware of any other business to come before this meeting.

The close of business on March 8, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournments or postponements thereof. Republic common stock constitutes the only security whose holders are entitled to vote at this meeting and any adjournments or postponements of the meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at this meeting and any adjournments or postponements of the meeting. A list of Republic stockholders entitled to vote at this meeting will be available for examination at the meeting.

You may revoke your proxy at any time prior to its exercise. Any stockholder of record present at the meeting or at any adjournments or postponements thereof may revoke his or her proxy and vote personally on each matter brought before the meeting. See “General Information About Voting” in the accompanying proxy statement.

This notice and the accompanying proxy statement were first mailed to our stockholders on or about March 24, 2005. They were prepared by management for your Board of Directors and are being furnished to you in connection with the solicitation of proxies by your Board of Directors for use at the meeting. They describe in more detail the matters to be acted upon at the meeting and your voting rights with respect to such matters. Please review them carefully.

By order of the Board of Directors,

/s/ Thomas F. Menacher
March 24, 2005	Thomas F. Menacher
Corporate Secretary
It is important that your shares be represented at the meeting, even if you expect to attend. PLEASE SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

GENERAL INFORMATION ABOUT VOTING

Unless you instruct otherwise, your proxies will vote your shares FOR the election of each of the 15 director nominees nominated by your Board of Directors, FOR the proposed increase in Republic’s authorized capital stock, and in their discretion on every other matter considered at the meeting.

Who can vote?

You can vote your shares of common stock at the meeting if our records show that you owned the shares as of the close of business on March 8, 2005. A total of 70,409,388 shares of common stock can vote at the meeting.

How many votes do I have?

On each matter considered at the meeting, other than the election of directors, you will have one vote for each of your shares of common stock.

Voting for the election of directors will be cumulative. This means that you are entitled to a number of votes in the election of directors equal to 15 (the total number of directors to be elected) multiplied by the number of shares you are entitled to vote. For example, if you are entitled to vote 100 shares then you will have 1,500 votes in the election of directors (100 shares x 15 directors to be elected = 1,500). You may cast all of your votes for one candidate, or you may distribute these votes among the nominees as you want. However, unless you otherwise indicate on your proxy card your votes will be distributed equally among the nominees. Discretionary authority to cumulate votes is solicited.

How do I vote?

You can vote on matters that are properly presented at the meeting in four ways:

You can come to the meeting and cast your vote there; or
You can vote by signing and returning the enclosed proxy card in the enclosed envelope; or
You can vote by phone by calling toll-free 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone, with the voting form in hand, and follow the instructions; or
You can vote by Internet at http://www.eproxyvote.com/rbnc, with the voting form in hand, and follow the instructions provided.
If you sign and return the enclosed proxy card or vote by telephone or the Internet, the proxies named on the enclosed proxy card will vote your shares of common stock as you instruct. If you do not vote on a proposal, your proxies will vote for you on that proposal. Unless you instruct otherwise, your proxies will vote your shares FOR the election of each of the 15 director nominees nominated by your Board of Directors, FOR the proposed increase in Republic’s authorized capital stock, and in their discretion on every other proposal considered at the meeting.

How do I vote if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, then that party should give you instructions for voting your shares.

Can I revoke my proxy or change my vote?

Yes. If your shares are held in your name and not through a broker, bank or other nominee, then you can change your vote at any time before your proxy is voted at the meeting. You can do this in three ways: First, you can send a written statement that you would like to revoke your proxy. Second, you can send a new proxy card. You should send your revocation or new proxy card to Thomas F. Menacher, Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867. Third, you can attend the meeting and vote in person. However, your attendance alone will not revoke your proxy. If you instructed a broker, bank or other nominee to vote your shares and you would like to revoke or change your vote, then you must follow their instructions.

How are votes counted?

We will hold the meeting if holders of a majority of the shares of common stock entitled to vote are represented by proxy or in attendance at the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee by April 26, 2005 how to vote your shares (so-called “broker nonvotes”), then the nominee can vote them as it sees fit only on matters that are determined to be routine and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Except for the election of directors and the proposal to amend our articles of incorporation, any action taken by a vote of our stockholders at the meeting will be authorized by a majority of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the action.

In the election of directors, director nominees receiving a plurality of votes cast at the meeting will be elected directors of Republic. The adoption of the proposed amendment to our articles of incorporation must be by a majority of our outstanding shares of common stock.

For purposes of the proposal to amend our articles of incorporation to increase the number of shares of authorized common stock, a broker nonvote is the functional equivalent of a “no” vote on that proposal.

ELECTION OF DIRECTORS

From and after our 2005 annual meeting, your Board of Directors will consist of 15 members, all of whom will be elected at the annual meeting. The individuals who are elected as directors at this meeting will hold office for a term expiring at the next annual meeting of stockholders and upon the election and qualification of their respective successors or upon their earlier resignation or removal.

Your Board of Directors recommends that you vote FOR the election of each of the 15 director nominees nominated by your Board of Directors.

The 15 nominees receiving the highest number of votes will be elected directors. All of the nominees are currently directors of Republic. Each of the persons named below has agreed to serve as a director if elected. The ages listed for the director nominees are as of March 8, 2005. Biographical information concerning the director nominees is presented after the following table.

Name	Position	Age	Officer/ Director Since

Jerry D. Campbell	Chairman of the Board	64	1985
Dana M. Cluckey	President, Chief Executive Officer and Director	45	1986/1995
George J. Butvilas	Vice Chairman of the Board	59	1990(1)
Richard J. Cramer, Sr.	Director	64	1990
Barry J. Eckhold	Executive Vice President, Chief Credit Officer and Director	58	1991/2003(2)
Gary Hurand	Director	58	1990
Dennis J. Ibold	Director	56	1993
Stanley A. Jacobson	Director	54	1996(1)
John J. Lennon	Director	68	1993
Kelly E. Miller	Director	50	1990
Randolph P. Piper	Director	56	1982(1)
Dr. Isaac J. Powell	Director	64	1998
William C. Rands III	Director	61	2003 (2)
Dr. Jeoffrey K. Stross	Director	63	1993
Steven E. Zack	Director	54	1996(1)

(1)
Date shown is year in which the named individual became a director of D&N Financial Corporation. Each such individual became a director of Republic effective May 17, 1999 upon completion of the merger of Republic and D&N.

(2)	Each nominee has been a director of Republic Bank, a wholly-owned subsidiary of Republic, for at least five years.

Jerry D. Campbell has served as Chairman of the Board of Republic since it was organized and served as Chief Executive Officer from April 1986 to January 2000. From April 1986 to January 1996, Mr. Campbell also served as President of Republic. Mr. Campbell is a director of Magna Entertainment Corporation, a publicly held company whose common stock is listed on the Nasdaq Stock Market under the symbol “MECA”. Mr. Campbell has a B.S. degree in liberal arts from Central Michigan University, a M.B.A. degree from Wayne State University and a M.B.A. degree from The University of Michigan.

Dana M. Cluckey has served as President and Chief Executive Officer of Republic since January 2000, and served as President and Chief Operating Officer from January 1996 to January 2000. He has been employed by Republic since September 1986. From November 1992 to January 1996 he was Executive Vice President and Treasurer of Republic, from October 1987 to November 1992 he was the Chief Financial Officer of Republic and from September 1986 to October 1987 he was the Controller of Republic and Cashier of Republic Bank. Mr. Cluckey has a B.B.A. degree from The University of Michigan and is a Certified Public Accountant.

George J. Butvilas has served as Vice Chairman of the Board of Republic since May 1999. He served as President and Chief Executive Officer of D&N Bank from 1991 to February 2000. Prior to joining D&N Bank, he served most recently as Executive Vice President and Director of Boulevard Bancorp, Inc. of Chicago, Illinois. A graduate of the U.S. Naval Academy, he has a M.B.A. degree from the Illinois Institute of Technology and graduated from the Advanced Management Program of the Harvard University Graduate School of Business.

Richard J. Cramer, Sr. is Chairman of Dee Cramer, Inc., a sheet metal heating and air conditioning contractor located in Grand Blanc, Michigan. Mr. Cramer previously served as President, Dee Cramer, Inc. where he has been employed since 1964. Mr. Cramer has a B.S. degree from the University of Notre Dame and a M.S. degree from Michigan State University.

Barry J. Eckhold has been Executive Vice President and Chief Credit Officer of Republic Bancorp Inc. since February 2005, Senior Vice President and Chief Credit Officer from 1999 to February 2005, and Vice President and Chief Credit Officer from 1991 to January 1999. Mr. Eckhold is also Vice Chairman, President and Chief Executive Officer of Republic Bank. He has been employed by Republic since November 1984. He has a B.A. from Michigan State University and an M.B.A. from Eastern Michigan University.

Gary Hurand is President of Dawn Donut Systems, Inc. located in Flint, Michigan and has served in that capacity since 1971. Mr. Hurand is a Trustee of BRT Realty Trust, a publicly held company located in Great Neck, New York whose common stock is listed on the New York Stock Exchange under the symbol “BRT”. Mr. Hurand has a B.A. degree from Michigan State University.

Dennis J. Ibold is President of Petersen & Ibold (attorneys at law) of Chardon, Ohio and has been with the firm since 1973. Mr. Ibold has a B.A. degree from Marquette University and a J.D. degree from Cleveland State University.

Stanley A. Jacobson is an attorney and has been active in southeastern Michigan real estate developments for his own account and in association with Mark Jacobson & Associates, Inc. since 1986. Mr. Jacobson was President since 1989, and a director since 1975, of Macomb Federal Savings Bank until its merger with D&N Bank in 1996. He has a B.B.A. degree from The University of Michigan, a M.B.A. degree from New York University, and a J.D. degree from the University of Detroit Law School.

John J. Lennon is a consultant. From 1976 to 1987, Mr. Lennon was Chairman and Chief Executive Officer of White Engines, Inc. of Canton, Ohio.

Kelly E. Miller is President and Chief Executive Officer of Eagle Investments Inc., a privately held oil and gas exploration and production company headquartered in Traverse City, Michigan, since December 2003. Mr. Miller previously served as President and Chief Executive Officer of Miller Exploration Company, a publicly traded oil and gas company from its founding in 1997 until its merger in 2003. Mr. Miller was also President of Miller Oil Corporation, a venture capital company concentrating in the oil and gas industry, from 1986 through 1997. Mr. Miller has B.S. and B.B.A. degrees from the University of Oklahoma.

Randolph P. Piper has been an attorney at law in Flint, Michigan for over 25 years. He was a director of First Federal Savings and Loan Association of Flint from 1979 until its merger with D&N Bank in 1982. He has a B.A. degree from Albion College and a J.D. degree from the University of Detroit Law School.

Dr. Isaac J. Powell is board certified in urology and has practiced medicine since 1974. Since 2002, Dr. Powell has been a Professor in Urology at the Karmanos Cancer Institute. He has also been Assistant and Associate Professor in Urology in the Department of Urology, Wayne State University, School of Medicine, Detroit, Michigan since 1986. Dr. Powell is also Chief of Urology at Veterans Hospital, Detroit, Michigan. He has a B.S. degree from The University of Michigan, and a M.S. degree from Howard University Graduate School. He is a graduate of the Indiana University Medical School.

William C. Rands III is General Partner of Sagres Partners L.P. and has served in that capacity since 1983. He has a B.A. from Yale University.

Dr. Jeoffrey K. Stross is a Professor of Internal Medicine, University Medical Center, The University of Michigan and has served in this capacity since 1987. He has a B.S. degree from The University of Michigan and a M.D. degree from The University of Michigan.

Steven E. Zack has served as Chairman of Global Commercial Credit, a specialty insurance firm in Franklin, Michigan, since January 2001 and served as President from March 1996 to January 2001. Mr. Zack has also served as Executive Vice President of LSG Insurance Partners, a Michigan retail insurance broker, since September 2000. From May 1994 to September 2000, he served as Executive Vice President of J.A. Versical & Associates, Inc. From May 1992 to May 1994, he served as an independent insurance consultant. Mr. Zack was a director of Macomb Federal Savings Bank from 1989 until its merger with D&N Bank in 1996. He has B.S. and B.A. degrees from Michigan State University.

No director nominee, director, or executive officer is related to any other director nominee, director or executive officer (or to any director or executive officer of any of our subsidiaries) by blood, marriage or adoption. There are no arrangements or understandings between any nominee or any of our directors or executive officers and any other person pursuant to which that nominee or director or executive officer was nominated or elected as a director or an executive officer of Republic or any of its subsidiaries.

Messrs. Campbell, Cluckey, Butvilas and Eckhold are the only directors of Republic who are also employees of Republic or a subsidiary of Republic. All other directors of Republic are independent (as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers).

No director or executive officer of Republic is a party to any material legal proceedings, or has a material interest in any such legal proceedings that is adverse to Republic or any of its subsidiaries.

If any director nominee is unable to serve, your Board of Directors may reduce its size or designate a substitute. If a substitute is designated, then proxies voting FOR the election of the original director nominee will be cast FOR the election of the substituted nominee. At this time, your Board of Directors knows of no reason why any of the director nominees might be unable to serve, if elected.

Board Committees and Meetings

Your Board of Directors conducts its business through its meetings and through the activities of its committees. During 2004, your Board of Directors had four standing committees as follows:

Name of Committee and Members	Function of the Committee	Meetings in 2004

Executive Committee: Jerry D. Campbell, Chairperson George J. Butvilas Dana M. Cluckey Gary Hurand Dennis J. Ibold Stanley A. Jacobson Dr. Jeoffrey K. Stross	Meets in place of full Board on special issues or when entire Board does not convene May act on behalf of full Board on all but major corporate matters All actions taken by this committee are reported at next meeting of full Board	8
Personnel and Compensation Committee: Dr. Jeoffrey K. Stross, Chairperson Stanley A. Jacobson Kelly E. Miller	Approves standards for setting executive compensation levels Recommends executive compensation to Board Grants awards under Republic’s incentive compensation plans and makes recommendations to Board when full Board approval required Reviews senior management development and evaluation	5
Corporate Governance and Nominating Committee: Dennis J. Ibold, Chairperson John J. Lennon Steven E. Zack	Advises Board on tenure, potential conflicts of interest and related director matters Administers corporate governance principles and codes of corporate conduct Identifies qualified candidates for membership on the Board Considers all director nominee recommendations Reviews and administers the Directors Compensation Plan Reviews structure and compensation of the Board and its committees Monitors and assesses director development and evaluation	4

Name of Committee and Members	Function of the Committee	Meetings in 2004
Audit Committee: Stanley A. Jacobson, Chairperson Gary Hurand, Vice Chairperson Richard J. Cramer Sam H. McGoun Dr. Isaac J. Powell William C. Rands III
  Reviews audited financial statements with management prior to filing with the Securities and Exchange Commission
  Reviews quarterly financial statements with management prior to filing with the Securities and Exchange Commission
  Confers with independent auditors and internal audit department regarding scope of examinations
  Reviews qualifications and reports of independent auditors and internal auditors
  Approves all audit engagement fees and terms and any non-audit services provided by the independent auditors
  Reviews recommendations about internal controls and engages internal audits
  Recommends selection of independent auditors to Board
  Reviews independence of independent auditors
  Administers the ethics hotline
4

Your Board of Directors has determined that Mr. Gary Hurand, Vice Chairperson of the Audit Committee, meets the requirements adopted by the Securities and Exchange Commission for qualification as an audit committee financial expert. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of either the audit committee or your Board of Directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the Securities and Exchange Commission does not affect the duties, obligations or liability of any other member of the audit committee or your Board of Directors. Finally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

Each of the members of the Audit Committee is independent (as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers) and no Rule 10A-3 exemptions from the SEC’s requirements for audit committee member independence have been utilized.

Each of the members of the Personnel and Compensation Committee and the Corporate Governance and Nominating Committee is independent (as that term is defined in rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers).

A total of nine meetings of your Board of Directors were held in 2004. No incumbent director attended fewer than 75% of the total meetings of your Board of Directors and committees on which such director served during 2004.

There have been no material changes to the procedures by which security holders may recommend nominees.

You may send communications to your Board of Directors and to individual directors. Such communications should be submitted in a writing addressed to your Board of Directors or to one or more named individual directors in care of Thomas F. Menacher, Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867. All such communications will be forwarded promptly to your Board of Directors or such named individual directors.

It is expected that all directors will attend our annual meeting of stockholders. All of our directors attended last year’s annual meeting of stockholders.

Director compensation

Directors who are also officers do not receive additional compensation for their service as directors. In 2004, compensation for non-employee directors included the following:

an annual retainer of $15,000 payable in shares of Republic common stock;
$1,000 for each Board meeting attended;
$700 for each Board committee meeting not held in conjunction with a Board or another committee meeting; and
$350 for each Board committee meeting held in conjunction with a Board or another committee meeting.

All director compensation is payable in Republic common stock under the Republic Bancorp Inc. Directors Compensation Plan. A director who retires from your Board of Directors prior to the mandatory retirement age may receive a retirement award not to exceed $25,000. Such award may be paid in stock or in cash.

PROPOSED INCREASE IN AUTHORIZED CAPITAL STOCK

On February 17, 2005, your Board of Directors (with 18 directors present and 2 directors absent) unanimously approved a proposal to increase our authorized capital stock. If approved by shareholders, the proposed increase in our authorized capital stock will be accomplished through an amendment to the Company’s articles of incorporation that will increase the total authorized common stock of Republic from 75,000,000 shares to 100,000,000 shares. A copy of the proposed amendment is attached to this proxy statement as Annex A and is herein incorporated by reference.

Your Board approved the proposed increase in authorized common stock because it believes that the continued availability of shares of common stock is advisable to provide the Company with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions or for other purposes (including, without limitation, the issuance of additional shares of common stock through stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of common stock or preferred stock.

Your Board of Directors recommends that you vote FOR the proposed increase in authorized common stock.

If a majority of our outstanding shares of common stock are voted FOR the amendment, then the amendment will be approved.

If your shares are held in the name of the nominee and you do not tell the nominee by April 26, 2005 how to vote your shares, then your nominee may not be permitted to vote your shares on this proposal (a so-called “broker nonvote”). For purposes of this proposal, a broker nonvote is the functional equivalent of “no” vote on this proposal.

EXECUTIVE OFFICERS

During 2004, your executive officers consisted of the persons named below. Your executive officers are elected annually and serve at the pleasure of your Board of Directors.
Name	Age	Current Position
Jerry D. Campbell	64	Chairman of the Board
Dana M. Cluckey	45	President and Chief Executive Officer
Barry J. Eckhold	58	Senior Vice President and Chief Credit Officer
Thomas F. Menacher	48	Executive Vice President, Treasurer, Chief Financial
		Officer and Corporate Secretary

For information with respect to Messrs. Campbell, Cluckey and Eckhold, see “Election of Directors”.

Thomas F. Menacher has served as Executive Vice President, Treasurer and Chief Financial Officer of Republic since April 1999 and Senior Vice President, Treasurer and Chief Financial Officer from December 1995 to April 1999. Mr. Menacher has been Chief Financial Officer of Republic since 1992. On March 1, 2001, he was appointed Corporate Secretary of Republic.

Summary Compensation Table

The following table shows the compensation paid in all capacities by Republic and its subsidiaries during 2004, 2003 and 2002 to the Chief Executive Officer of Republic and the three other executive officers of Republic in 2004.
	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)(2)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)(3)

Jerry D. Campbell	2004	172,000	282,375	-	266,743(4)	-	-	6,686
Chairman of the Board	2003	166,000	199,881	-	159,697(5)	-	-	6,179
	2002	160,000	167,876	-	55,959(6)	27,500	-	5,673

Dana M. Cluckey	2004	354,000	1,070,438	-	633,001(4)	-	-	6,882
President and	2003	342,000	969,758	-	509,395(5)	-	-	6,369
Chief Executive Officer	2002	330,000	835,710	-	278,570(6)	88,000	-	5,856

Barry J. Eckhold	2004	209,000	795,674	-	437,839(4)	-	-	6,726
Senior Vice President,	2003	202,000	708,125	-	329,106(5)	-	-	6,218
Chief Credit Officer	2002	195,000	580,780	-	193,593(6)	27,500	-	5,711

Thomas F. Menacher	2004	172,000	739,088	-	522,559(4)	-	-	6,686
Executive Vice President,	2003	166,000	628,015	-	395,486(5)	-	-	6,179
Treasurer, CFO, and	2002	160,000	542,678	-	180,892(6)	44,000	-	5,673
Corporate Secretary

(1)	Includes compensation deferred under Republic’s deferred compensation plan. Mr. Cluckey and Mr. Menacher deferred $10,000 and $389,088 of the 2004 bonus, respectively.
(2)

At December 31, 2004, Mr. Campbell owned 28,241 shares of restricted stock worth $431,522, Mr. Cluckey owned 66,430 shares of restricted stock worth $1,015,050, Mr. Eckhold owned 42,014 shares of restricted stock worth $641,974 and Mr. Menacher owned 64,489 shares of restricted stock worth $985,392. Messrs. Campbell, Cluckey, Eckhold and Menacher are entitled to dividends paid on such shares of restricted stock.

(3)

Amounts shown consist of sums paid as matching contributions under Republic’s tax-deferred savings plan and premiums paid for life insurance for each of the named officers. Premiums paid for life insurance during 2004 totaled $186, $382, $226 and $186 for Messrs. Campbell, Cluckey, Eckhold and Menacher, respectively.

(4)

Amounts shown include the value of 6,694 shares, 25,377 shares, 18,863 shares and 17,522 shares of restricted stock issued to Messrs. Campbell, Cluckey, Eckhold and Menacher, respectively, of restricted stock issued on January 28, 2005 at the closing price for Republic common stock of $14.06 under Republic’s Management Incentive Bonus Plan as 25% of the awarded bonus for 2004 was paid in restricted stock. Such shares vest in January 2006. The stock was granted under the terms of Republic’s Incentive Stock Plan.

In addition, amounts shown include the value of 12,500 shares, 20,000 shares, 12,500 shares and 20,000 shares of restricted stock issued to Messrs. Campbell, Cluckey, Eckhold and Menacher, respectively, on January 15, 2004 at the closing price for Republic common stock of $13.81, which vest in January 2008.

(5)

Amounts shown include the value of 4,924 shares, 23,891 shares, 17,445 shares, and 15,472 shares of restricted stock issued to Messrs. Campbell, Cluckey, Eckhold and Menacher, respectively, on January 30, 2004 at the closing price for Republic common stock of $13.53 under Republic’s Management Incentive Bonus Plan as 25% of the awarded bonus for 2003 was paid in restricted stock. Such shares vested in January 2005. The stock was granted under the terms of Republic’s Incentive Stock Plan.

In addition, amounts shown include the value of 7,500 shares, 15,000 shares, 7,500 shares, and 15,000 shares of restricted stock issued to Messrs. Campbell, Cluckey, Eckhold and Menacher, respectively, on February 20, 2003 at the closing price for Republic common stock of $12.41, which vest in February 2007.

(6)

Amounts shown represent the value of shares of restricted stock issued to Messrs. Campbell, Cluckey, Eckhold and Menacher on January 24, 2003 at the closing price for Republic common stock of $12.09 under Republic’s Management Incentive Bonus Plan as 25% of the awarded bonus for 2002 was paid in restricted stock. Such shares vested in January 2004. The stock is granted under the terms of Republic’s Incentive Stock Plan.

Option/SAR Grants in Last Fiscal Year

There were no stock options granted to Republic’s executive officers in 2004.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

The following table sets forth certain information concerning the number and value of stock options exercised during 2004, and held at December 31, 2004, by your executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized (pre-tax) (1)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End Exercisable/ Unexercisable(2)
Jerry D. Campbell	50,000	$ 459,800	229,758 / 23,957	$1,658,374 / $153,958
Dana M. Cluckey	113,315	$1,022,450	363,230 / 80,691	$2,566,826 / $519,484
Barry J. Eckhold	-	-	47,000 / 23,957	$ 324,903 / $153,958
Thomas F. Menacher	-	-	174,310 / 37,600	$1,260,615 / $241,465

(1)
For purposes of this column, “value” is determined for each exercised by subtracting the exercise price from the sales price received by the particular officer for Republic common stock on the exercise date.

(2)
For purposes of this column, “value” is determined for each unexercised by subtracting the aggregate exercise price for the option shares from the closing price for Republic common stock on The Nasdaq Stock Market® of $15.28 as of December 31, 2004.

Long-Term Incentive Plans - Awards in Last Fiscal Year

There were no long-term incentive plan awards granted to Republic’s executive officers in 2004.

Equity Compensation Plan Information
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average price of outstanding options, warrants and rights	( c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	2,688,453	$7.48	4,678,003
Equity compensation plans not approved by security holders	-	-	-

Total	2,688,453	$7.48	4,678,003

(1)
Of the equity securities listed in this column, 2,994,412 are shares issuable under the Incentive Stock Plan, 285,483 are warrants and shares issuable under the Director Compensation Plan, 988,578 are options issuable under the 1998 Stock Option Plan (which includes 543,972 options issuable under the Voluntary Management Stock Accumulation Program), and 409,530 are options issuable under the 1997 Stock Option Plan. The number of shares available for issuance under the incentive stock plan is based on a formula and at any time is equal to 5% of the issued and outstanding stock of Republic. See Note 16 of the Notes to Consolidated Financial Statements for Republic that are included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Change-In-Control Agreements

Republic has entered into change-in-control agreements with each of Messrs. Campbell, Cluckey, Menacher and Eckhold (the “Named Officers”). Each agreement provides severance benefits to the Named Officers if the Named Officer’s employment is terminated within either the six months preceding a change of control or the two years following a change of control by Republic without “cause” (as defined in the agreement) or by the Named Officer with “good reason” (as defined in the agreement). The Named Officer would not be entitled to such severance benefits if the termination is (A) because of the Named Officer’s death, disability or voluntary retirement, (B) by Republic for cause, or (C) by the Named Officer other than for good reason.

A “change-in-control” is generally defined as to have occurred upon (i) a change in the composition of a majority of the board of directors that is not approved in the manner specified in the agreement, or (ii) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, of more than 50% of either the outstanding shares of common stock or the combined voting power of Republic’s then outstanding voting securities, or (iii) the consummation of certain business combination transactions, that result in either Republic stockholders holding less than 50% of the post-combination voting power or Republic directors representing less than 50% of the post-combination directors, or (iv) stockholder approval of a plan of complete liquidation or dissolution of Republic, or (v) the consummation of a sale of all or substantially all of Republic’s assets.

Each agreement continues in effect while the Named Officer continues to be employed by Republic and for such further period as may be required for the Company to perform its obligations thereunder in the event of a qualifying termination. The severance benefits to be paid in the event of a qualifying termination consist of the following: (i) severance of three times base salary, three times the average bonus paid in the three years preceding the year of termination and a pro rated bonus for the year of termination for Messrs. Campbell and Cluckey; (ii) severance of two times base salary, two times the average bonus paid in the three years preceding the year of termination and a pro rated bonus for the year of termination for Messrs. Menacher and Eckhold; (iii) three years continued health and welfare benefits for Messrs. Campbell and Cluckey; (iv) two years continued health and welfare benefits for Messrs. Menacher and Eckhold; (v) payment of lost 401(k) plan contributions for three years for Messrs. Campbell and Cluckey; (vi) payment of lost 401(k) plan contributions for two years for Messrs. Menacher and Eckhold; (vii) outplacement costs of up to $50,000 for each of Messrs. Cluckey and Menacher; (viii) full payment of legal expenses incurred by the Named Officer in enforcing his rights under the agreement (unless a court determines that a suit by the Named Officer was frivolous or in bad faith; and (ix) indemnification of the Named Officer by Republic to the maximum extent permitted by law. Each agreement provides for a full excise tax gross up in respect of any payments and benefits received in connection with a change of control that exceed the limit imposed by Section 280G of the Internal Revenue Code.

PERSONNEL AND COMPENSATION COMMITTEE REPORT

The report which follows is provided to stockholders by the members of the Personnel and Compensation Committee of your Board of Directors.

General. The Personnel and Compensation Committee has been a standing committee of your Board of Directors since 1985. Only independent non-employee directors serve on this Committee. Among its other duties, this Committee is charged with the responsibilities, subject to the approval of your Board of Directors, of establishing, periodically reevaluating and, as appropriate, adjusting and administering Republic’s policies concerning the compensation of management personnel, including the Chief Executive Officer and all other executive officers. This Committee is responsible for annually determining and recommending to your entire Board of Directors the annual base salary for each executive officer and for establishing the criteria under which incentive bonuses may be paid to such executive officers for the year. In addition, this Committee administers Republic’s current Management Incentive Bonus Plan, Republic’s 1997 and 1998 Stock Option Plans, Republic’s Amended and Restated Incentive Stock Plan, and Republic’s Voluntary Management Stock Accumulation Program.

For a number of years, including fiscal 2004, a basic tenet of Republic’s compensation policy has been to directly link a substantial portion of the annual compensation of executive officers, as well as other key management personnel, to operating performance for the year. This “pay for performance” philosophy has been implemented through Republic’s Management Incentive Bonus Plan since its adoption in 1991.

Another basic tenet of Republic’s compensation philosophy is to tie compensation for key employees to the long-term performance of the Company’s common stock. This linking of compensation closely aligns the interests of such employees with those of Republic’s stockholders and provides an incentive for increasing stockholder value over the long term. This philosophy has been implemented through the 1997 and 1998 Stock Option Plans, our Incentive Stock Plan and our Voluntary Management Stock Accumulation Program. Additionally, starting in fiscal 2000, 25% of executive officers’ bonuses, including Messrs. Campbell, Cluckey, Eckhold and Menacher and other members of senior management, were paid in restricted common stock that is subject to forfeiture.

For 2002 and 2003, the Management Incentive Bonus Plan included an Incentive Bonus Stock Performance Adjustment Factor ranging from 75% to 125% for executive officers and other members of senior management. The adjustment factor was applied against the bonus incentive awarded based upon the performance of Republic common stock for the fiscal year compared to the Nasdaq Bank Stock Index. For 2004 compensation plans, the Incentive Bonus Stock Performance Adjustment Factor for executive officers and other members of senior management has been eliminated.

      Overall, Republic’s compensation policies have been aimed at providing executive officers with compensation opportunities competitive with those provided executives with comparable experience and responsibilities at comparable companies, while at the same time placing a substantial portion of such potential compensation “at risk” until the achievement of performance goals determined by this Committee.

Base Salaries. Base salaries of Republic’s executive officers are less than executive officers in Republic’s peer group, defined as the largest 51 to 100 publicly traded bank holding companies in the United States based on total assets. Republic’s executive officers, however, have an opportunity to earn above peer group compensation through attainment of above peer group financial performance. Base salaries for Republic’s executive officers are initially established by evaluating the responsibilities of the position to be held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. In determining its recommendations for annual adjustments to the base salaries of Republic’s executive officers, this Committee focuses primarily on similar “executive marketplace” data, including survey material on salary movement and range improvement for peer executives. It also considers the extent of Republic’s success in meeting return on equity and earnings per share growth goals (“financial goals”) for the most recently completed fiscal year and assesses the performance rendered by Republic’s executive officers during the year.

Mr. Cluckey’s 2004 base salary as Chief Executive Officer was $354,000. Mr. Cluckey’s base salary for 2005 was set at $366,000. Based on survey data and the Company’s “at risk” compensation objectives, the salary paid in 2004 to Mr. Cluckey equaled approximately 69% of the average salary paid in 2004 to chief executive officers in Republic’s peer group.

Management Incentive Bonus Plan. Any cash bonuses awarded to executive officers for fiscal 2004 were pursuant to Republic’s Management Incentive Bonus Plan. That Plan enables executive officers to earn an annual bonus generally ranging from 100% to 500% of base salary for the fiscal year, but only if Republic’s financial results for the year have met or exceeded targets established at the start of the year. If the financial results are less than the targets but above a certain minimum level, the maximum cash bonus which an executive officer may be awarded for the year is reduced proportionately. Both the target and the minimum financial goals for the year are determined by this Committee at the start of the year based on an analysis of historical data, strategic issues and general business conditions.

For 2004, the Company minimum financial goals for return on equity and earnings per share growth were 15.0% and 4%, respectively. The Company’s targeted financial goals for 2004 for return on equity and earnings per share growth were 17.01% and 8%, respectively. For 2004 the Company achieved a return on equity of 17.03% and earnings per share growth of 9%.

After fiscal year-end, the bonus to be awarded to an executive officer for that year is determined as described above. For fiscal 2004, Republic exceeded its targeted financial goal established by this Committee for return on equity and earnings per share growth rate. As a result, Mr. Cluckey and other executive officers received bonus awards based on exceeding their respective financial goals. Additionally, 25% of Mr. Cluckey’s and other executive officers’ bonuses for 2004 were paid in restricted stock. Based on these calculations, Mr. Cluckey received a cash bonus of $1,070,438 and restricted stock valued at $356,812 for fiscal 2004.

Incentive Stock Plans and Programs. Republic’s 1997 and 1998 Stock Option Plans, the Incentive Stock Plan and Voluntary Management Stock Accumulation Program provide for the grant of options to purchase common stock and awards of incentive stock, respectively, to executive officers and key employees of Republic who are expected to contribute materially to Republic’s success in the future. Awards of options and incentive stock made to executive officers and key employees are determined in light of the above criteria and after consideration of performance factors similar to those applicable under Republic’s Incentive Bonus Plan, including Republic’s financial goals. There were no options awarded to executive officers during 2004.

The Company has no defined benefit plan or executive supplemental retirement plan.

Submitted by the Personnel and Compensation Committee:

Dr. Jeoffrey K. Stross, Chairperson
Stanley A. Jacobson
Kelly E. Miller

The Personnel and Compensation Committee Report does not constitute soliciting material. It is not considered filed by us, and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, the voting members of the Personnel and Compensation Committee were Dr. Jeoffrey K. Stross, Stanley A. Jacobson and Kelly E. Miller. None of these persons was an officer or employee of Republic or any of its subsidiaries, or was formerly an officer of Republic or any of its subsidiaries during such fiscal year. None of these persons had any relationship requiring disclosure by Republic under Item 404 of Regulation S-K.

No executive officer of Republic served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee or Board of Directors of Republic. No executive officer of Republic served as a director of another entity, one of whose executive officers served on the compensation committee or Board of Directors of Republic. No executive officer of Republic served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Republic.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

Pursuant to the charter of the Corporate Governance and Nominating Committee adopted by your Board of Directors (a copy of which can be found on our website, www.republicbancorp.com under the Governance Documents link in the Investor Relations section), this Committee performs the following functions for your Company:

Advises your Board on tenure, potential conflicts of interest and related director matters
Administers corporate governance guidelines and codes of corporate conduct
Identifies qualified candidates for membership on the Board
Considers all director nominee recommendations
Reviews and administers the Directors Compensation Plan
Reviews the size, structure and composition of the Board and its committees
Monitors and assesses director development and evaluation
Each of the members of the Corporate Governance and Nominating Committee is independent (as that term is defined in rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers). Dennis J. Ibold is the chairperson of this committee and serves as the presiding director for all executive sessions of the Board of Directors. The other members of this committee are John J. Lennon and Steven E. Zack.

The Board of Directors had two executive sessions during the year ended December 31, 2004, in which Dennis J. Ibold served as the presiding director.

One of the purposes of this committee is to assist the Board in identifying qualified individuals to become members of your Board. The committee seeks individuals who have an inquisitive and objective perspective, practical wisdom and mature judgment, and the talent and expertise to understand, and provide sound and prudent guidance with respect to, the Company’s activities, operations and interests. Candidates must also be individuals who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, and who are likely to be the most effective, in conjunction with the other members of your Board, in collectively serving the long-term interests of shareholders. As all of the nominees to be elected to your Board at this year’s annual meeting are current director’s standing for re-election, your company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees in 2004.

The Corporate Governance and Nominating Committee will consider director nominees recommended by security holders. Recommendations should be submitted in writing and a reasonable time before we mail our proxy materials for the applicable meeting of shareholders. We recommend that any such recommendations for next year’s annual meeting be submitted to Thomas F. Menacher, Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867, on or before February 6, 2006 (forty-five days prior to the date on which we mailed our proxy materials for this year’s annual meeting). No recommendations were so submitted for this year’s annual meeting.

Each nominee to be elected to your Board at this year’s annual meeting is either an executive officer or a director standing for re-election. The committee and your Board believe that all of such nominees satisfy the above described director standards. Accordingly, all of such nominees were selected for re-election by your Board. With respect to this year’s annual meeting of stockholders, no nominations for director were received from security holders.

Submitted by the Corporate Governance and Nominating Committee:

Dennis J. Ibold, Chairperson
John J. Lennon
Steven E. Zack

The Corporate Governance and Nominating Committee Report does not constitute soliciting material. It is not considered filed by us, and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

AUDIT COMMITTEE REPORT

Pursuant to the charter of the Audit Committee adopted by your Board of Directors (a copy of which was attached as Annex B to our proxy statement for our 2003 annual meeting of stockholders), and on behalf of your Board of Directors, this Committee oversees the accounting and financial reporting processes and the financial statements of your Company. In addition, this Committee recommends to your Board of Directors the selection of your Company’s independent registered public accounting firm (“independent auditors”). Each of the members of the Audit Committee is independent (as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers) and no Rule 10A-3 exemptions from the SEC’s requirements for audit committee member independence have been utilized.

Management of your Company is responsible for the preparation, presentation and integrity of your Company’s financial statements and for the effectiveness of internal control over reporting. Management and the internal auditing department are responsible for maintaining your Company’s accounting and financial reporting principles and internal controls and procedures designed to maintain compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing your Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending December 31, 2004).

In the performance of its oversight function, this Committee has reviewed and discussed with management and the independent auditors, the audited financial statements for the year ended December 31, 2004. In addition, this Committee has discussed with the independent auditors, the matters required to be discussed by SAS 61. This Committee also has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence.

This Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. This Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of your Company’s internal controls, and the overall quality of your Company’s financial reporting.

The members of this Committee are not full-time employees of your Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of this Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of this Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, this Committee’s considerations and discussions referred to above do not assure that the audit of your Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepting accounting principles or that your Company’s auditors are in fact “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of this Committee that are described above and in this Committee’s charter, this Committee recommended to your Board of Directors that the audited financial statements be included in your Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Submitted by the Audit Committee:

Stanley A. Jacobson, Chairperson	Sam H. McGoun
Gary Hurand, Vice Chairperson	Dr. Isaac J. Powell
Richard J. Cramer	William C. Rands III

The Audit Committee Report does not constitute soliciting material. It is not considered filed by us, and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP were our independent public accountants for fiscal 2004 and they have been reappointed by your Board of Directors for fiscal 2005. Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions by stockholders and to make a statement if they so desire.

Audit Fees. We paid Ernst & Young LLP $650,000 and $370,500 during fiscal 2004 and fiscal 2003, respectively, for fees and professional services rendered in connection with the audit of our annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and reviews of the financial statements included in our quarterly reports on Form 10-Q.

Audit Related Fees. We paid Ernst & Young LLP $10,000 and $32,750 during fiscal 2004 and fiscal 2003, respectively, for the audit of our employee benefit plan in and, in fiscal 2003, for information system audits.

Tax Fees. We paid Ernst & Young LLP $54,000 and $54,500 during fiscal 2004 and fiscal 2003, respectively, for federal and state tax return preparation and tax consultations.

All Other Fees. Ernst & Young LLP did not perform any other services during fiscal 2004 or fiscal 2003. We do not use Ernst & Young LLP for internal audit services.

Your Audit Committee has considered whether the provision of services described under the headings “Tax Fees” and “All Other Fees” is compatible with maintaining Ernst and Young LLP’s independence. In light of the nature of work performed and amount of the fees paid to Ernst & Young LLP for those services, they have concluded that the provision of such services is compatible with maintaining Ernst & Young LLP’s independence.

Your Audit Committee’s current policy requires pre-approval of all audit and non-audit services provided by the independent auditors before the engagement of the independent auditors perform them. Your Audit Committee may delegate authority to a member of the Audit Committee to pre-approve the engagement of independent auditors when the entire committee is unable to do so. All such pre-approvals must be reported to the entire committee at the next committee meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our subsidiary bank, Republic Bank, has, in the ordinary course of business, made loans to certain our directors and officers and to organizations in which some of those directors and officers have an interest. In the opinion of management, all of these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. Our executive officers do not have any loans with Republic Bank.

STOCK PERFORMANCE GRAPH

The following line graph compares the yearly percentage change in the cumulative total stockholder return on Republic common stock for the last five fiscal years with the cumulative total return on:

The Nasdaq Stock Market® Index, which is comprised of all United States common shares traded on The Nasdaq Stock Market®; and
The Nasdaq Bank Stocks Index, which is comprised of bank and bank holding company common shares traded on The Nasdaq Stock Market® over the same period.

The following graph assumes the investment of $100 in Republic common stock, The Nasdaq Stock Market® Index and The Nasdaq Bank Stocks Index on December 31, 1999 and the reinvestment of all dividends. The returns shown on the graph are not necessarily indicative of future performance.

The dollar values for total stockholder return plotted in the graph above are shown in the table below.
	RBNC	Nasdaq Stock Market® Index (U.S. Companies)	Nasdaq Bank Stocks Index
December 31, 1999	100.0	100.0	100.0
December 31, 2000	101.7	60.8	117.7
December 31, 2001	147.0	48.2	132.5
December 31, 2002	141.0	33.1	141.7
December 31, 2003	182.8	49.9	188.6
December 31, 2004	234.3	54.5	214.3

STOCK OWNERSHIP

The following table shows the number of shares owned by beneficial owners of more than 5% of the outstanding shares of Republic common stock known to us as of December 31, 2004.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	4,276,564 shares	6.07%

The following table shows the number of shares of common stock beneficially owned (as of December 31, 2004) by:

each person who was a director of Republic at December 31, 2004;
each nominee for election as a director;
each executive officer named in the Summary Compensation Table; and
the directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Owned (2)	Right to Acquire (3)	Restricted Stock (4)	Percentage of Outstanding Shares (5)
Jerry D. Campbell	182,466	245,397	28,241	*
Dana M. Cluckey	284,116	417,301	66,430	1.08%
Barry J. Eckhold	205,032	62,639	42,014	*
Thomas F. Menacher	89,877	198,600	64,489	*
George J. Butvilas	380,201	230,411	-	*
Lee E. Benz (6)	105,579	-	-	*
Mary P. Cauley (7)	9,510	25,541	-	*
Richard J. Cramer	122,679	23,183	-	*
Gary Hurand	176,877	23,183	-	*
Dennis J. Ibold	300,937	16,227	-	*
Stanley A. Jacobson	371,422	52,137	-	*
John J. Lennon	50,336	23,183	-	*
Milton F. Lutz II (7)	78,266	-	-	*
Sam H. McGoun (7)	65,124	1,996	-	*
Kelly E. Miller	193,540	23,183	-	*
Randolph P. Piper	54,699	107,979	-	*
Dr. Isaac J. Powell	17,372	12,578	-	*
William C. Rands III	204,277	-	-	*
B. Thomas M. Smith, Jr. (6)	552,645	78,733	-	*
Dr. Jeoffrey K. Stross	58,662	23,183	-	*
Steven E. Zack	83,279	52,137	-	*

All Directors and Executive Officers as a group (21 persons)	3,586,896	1,617,591	201,174	7.50%
_______________

(1)	The address for each named person is 1070 East Main Street, Owosso, Michigan 48867.

(2)
The number of shares stated for each named person includes shares for which the named person has sole voting and investment power or has shared voting and investment power with a spouse. It also includes shares held in Republic’s 401(k) plan, shares purchased under Republic’s Voluntary Management Stock Accumulation Program, or in an individual retirement account over which the named person has control, shares held by any corporation of which the named person is a director, executive officer or controlling stockholder, shares held by a trust of which the named person, or his or her spouse, is a trustee or custodian, shares held by a partnership which the named person is a general partner, and shares held by a spouse or minor children.

The number of shares stated for each named person excludes shares that are restricted stock holdings, or may be acquired through stock option exercises.

(3)	Number of shares that can be acquired through stock options or warrants exercisable within sixty days of December 31, 2004.

(4)	Number of shares subject to a vesting schedule, forfeiture risk and other restrictions, includes shares issued under Republic’s Incentive Stock Plan.

(5)	* indicates that the named person owns less than one percent of Republic common stock.

(6)	Mr. Benz and Mr. Smith will retire from the Board of Directors effective April 27, 2005.

(7)	Ms. Cauley, Mr. Lutz and Mr. McGoun will no longer be directors upon the expiration of their term on April 27, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Republic’s directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of Republic’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Republic common stock and other equity securities of Republic. Officers, directors and greater than 10 percent stockholders are required by the SEC regulation to furnish Republic with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms that were received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all filing requirements applicable to our directors, executive officers and greater than 10 percent stockholders were complied with during fiscal 2004.

SOLICITATION OF PROXIES

Republic is paying for this proxy solicitation. In addition to sending you these materials, some of our employees may contact you in person, by mail or by telecommunications equipment, to solicit your proxy. None of these employees will receive any extra compensation for doing this. We have also retained The Altman Group to assist us in soliciting your proxy for a fee of $5,000 plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in soliciting your proxy.

STOCKHOLDER PROPOSALS

Any security holder proposal which a stockholder wishes to submit for possible inclusion in the proxy statement and proxy for Republic’s 2006 annual meeting of stockholders must be received by Republic on or before November 22, 2005. Such proposals must comply with the rules and regulations of the SEC then in effect and should be sent by registered or certified mail to Thomas F. Menacher, Secretary of Republic Bancorp Inc., at 1070 East Main Street, Owosso, Michigan 48867.

Any security holder proposal which a stockholder wishes to present at Republic’s 2006 annual meeting of stockholders but which is not intended to be considered for inclusion in the proxy statement and proxy for that meeting must be received by Republic on or before February 6, 2006. Such proposals should be sent by registered or certified mail to Thomas F. Menacher, Secretary of Republic Bancorp Inc., at 1070 East Main Street, Owosso, Michigan 48867. If Republic does not have notice of the proposal by that date, Republic’s form of proxy in connection with that meeting may confer discretionary voting authority to vote on that matter and the persons named in Republic’s form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

OTHER MATTERS

We are not aware of any business to come before this meeting other than the matters described in this proxy statement. However, if any other matters should properly come before this meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2004 (without exhibits) has been provided with this notice and proxy statement.

Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all other reports required to be filed by us with the S.E.C. are available free of charge through the Investor Relations section of our website at www.republicbancorp.com as soon as practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

No person is authorized to give any information or to make any representation other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

ANNEX A

PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION
OF REPUBLIC BANCORP INC.

The proposed amendment to Republic’s articles of incorporation would amend and restate the first sentence of Article III in its entirety to read as follows (material in brackets would be deleted from, and material in bold type would be added to, the present provision):

The total authorized capital stock of the corporation [is] shall consist of [75,000,000] 100,000,000 shares of Common Stock, par value of $5.00 per share (hereinafter called the “Common Stock”) and 5,000,000 shares of Preferred Stock, no par value per share, issuable in series (hereinafter called the “Preferred Stock”).

A-1

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

---------------------------------
REPUBLIC BANCORP INC.
---------------------------------
The Board of Directors recommends that you vote FOR the election of each of the 15 Director nominees, and FOR the ratification and adoption of the proposed amendment to Republic’s articles of incorporation.

Mark box at right if an address change or comment has been noted on the reverse side of this card. [_]

1.
The election of 15 directors to the Board of Directors of Republic for terms expiring at the next Annual Meeting of Stockholders, and upon the election and qualification of their successors or upon their earlier resignation or removal.
	For All Nominees [__]	Withhold For All [__]	Cumulative Voting [__]

Cumulative votes for one or more nominees as follows:

Jerry D. Campbell (01)	____	John J. Lennon (09)	____
Dana M. Cluckey (02)	____	Kelly E. Miller (10)	____
George J. Butvilas (03)	____	Randolph P. Piper (11)	____
Richard J. Cramer, Sr. (04)	____	Dr. Isaac J. Powell (12)	____
Barry J. Eckhold (05)	____	William C. Rands III (13)	____
Gary Hurand (06)	____	Dr. Jeoffrey K. Stross (14)	____
Dennis J. Ibold (07)	____	Steven E. Zack (15)	____
Stanley A. Jacobson (08)	____

2.	Approve the amendment to Republic’s articles of incorporation to increase the total authorized common stock from 75,000,000 shares to 100,000,000 shares	[_] For [_] Against [_] Abstain

NOTE: Your votes will be split equally among all nominees unless you mark the “Cumulative Voting” box. In that case, your votes will be split among those nominees for whom a vote is recorded in the space beside the nominee’s name. You can withhold authority to vote for any nominee by lining through or otherwise striking out the name of any nominee.

Please be sure to sign and date this Proxy.

Signature	Date

Co-owner Signature __________________________	Date

Your vote is important. Please vote immediately.

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OR
Log on to the Internet and go to		Call toll-free
http://www.eproxyvote.com/rbnc		1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE: IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

DETACH HERE: IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

REPUBLIC BANCORP INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For the 2005 Annual Meeting of Stockholders to be held on Wednesday, April 27, 2005

The Stockholder executing this Proxy appoints Dana M. Cluckey and Thomas F. Menacher, and each of them, each with full power to appoint his substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock of Republic Bancorp Inc. (“Republic”) that the Stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders of Republic referred to above and at any adjournment(s) or postponement(s) of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REPUBLIC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF REPUBLIC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE (WITH THE VOTES SPLIT EQUALLY AMONG THOSE NOMINEES) AND WILL BE VOTED FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO REPUBLIC’S ARTICLES OF INCORPORATION. THE SHARES OF REPUBLIC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE REPUBLIC’S 2005 ANNUAL MEETING OF STOCKHOLDERS.
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PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
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Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.
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